UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 12, 2019 (February 8, 2019)
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Bldg One, Suite 200, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 — Regulation FD Disclosure
On February 8, 2019, Joseph L. Rotunda, Chief Operating Officer, entered into a prearranged trading plan to sell 300,000 shares of the Company’s Class A Non-Voting Common Stock in one or more open market transactions between February 14, 2019 and May 3, 2019. This plan was designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934 and the Company’s policies regarding stock transactions. Mr. Rotunda has informed the company that these sales are part of his personal program for long-term asset diversification and tax and financial planning. Following completion of these sales, Mr. Rotunda will still own more than 500,000 shares of Company stock and will continue to own almost 200,000 shares of unvested restricted stock units.
Rule 10b5-1 permits persons who may be considered company insiders to establish written prearranged stock trading plans when they are not in possession of material, nonpublic information. The plans establish predetermined trading parameters that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to effect trades. All sales under the plans will be disclosed publicly through appropriate filings with the U.S. Securities and Exchange Commission.
The information in this Item 7.01 shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references Item 7.01 in this Current Report on Form 8-K.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	February 12, 2019	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Chief Legal Officer and Secretary